EXECUTION VERSION
TENTH AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT
THIS TENTH AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT (this “Amendment”), dated as of March 16, 2022, is entered into by and between MORGAN STANLEY BANK, N.A., a national banking association, as buyer (together with its successors and assigns “Buyer”), and GP COMMERCIAL MS LLC (f/k/a TH Commercial MS II, LLC), a Delaware limited liability company, as seller (“Seller”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement (as defined below).
WITNESSETH:
WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract Agreement, dated as of February 18, 2016, as amended by that certain First Amendment to Master Repurchase and Securities Contract Agreement, dated as of June 30, 2016, as further amended by that certain Second Amendment to Master Repurchase and Securities Contract Agreement, dated as of February 21, 2017, as further amended by that certain Third Amendment to Master Repurchase and Securities Contract Agreement, dated as of June 28, 2017, as further amended by that certain Fourth Amendment to Master Repurchase and Securities Contract Agreement, dated as of October 27, 2017, as further amended by that certain Fifth Amendment to Master Repurchase and Securities Contract Agreement, dated as of May 9, 2018, and as further amended by that certain Sixth Amendment to Master Repurchase and Securities Contract Agreement, dated as of August 21, 2019, as further amended by that certain Seventh Amendment to Master Repurchase and Securities Contract Agreement and Second Amendment to Guaranty, dated as of September 25, 2020, as further amended by that certain Eighth Amendment to Master Repurchase and Securities Contract Agreement, dated as of June 25, 2021, as further amended by that certain Ninth Amendment to Master Repurchase and Securities Contract Agreement, dated as of July 14, 2021 (as the same has been or may be further amended, modified and/or restated from time to time, the “Master Repurchase Agreement”);
WHEREAS, Seller and Buyer have agreed, subject to the terms and conditions hereof, that the Master Repurchase Agreement shall be amended as set forth in this Amendment.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendment to Master Repurchase Agreement. The Master Repurchase Agreement is hereby amended as follows:
(a)The following definitions in Section 2 of the Master Repurchase Agreement are hereby deleted in their entirety and replaced with the following:
(i)“LIBOR” shall mean, for any Pricing Period with respect to a Purchased Asset, the per annum rate for deposits in U.S. Dollars that appears on Reuters Screen LIBOR01 Page (or the successor thereto) as one-month LIBOR as of 11:00 a.m., London time, on the Pricing Rate Reset Date, but in no event, less than the Floor.
(b)The following definitions are hereby added in Section 2 of the Master Repurchase Agreement in correct alphabetical order:

(i)“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark or payment period for price differential calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Pricing Period pursuant to this Agreement as of such date.
(ii)“Benchmark” shall mean, (x) LIBOR (provided, that LIBOR shall only be permitted as a Benchmark for Purchased Assets with Purchase Dates on or prior to December 31, 2021 (any such asset a “LIBOR Purchased Asset”), after which the Benchmark shall be Term SOFR) or (y) Term SOFR, as set forth in the applicable Confirmation for the subject Purchased Asset; provided, that at the election of Buyer, in its sole discretion, (A) the Benchmark for all LIBOR Purchased Assets shall be converted to Term SOFR and (B) the Benchmark for any Future Advance Purchase for a LIBOR Purchased Asset shall be Term SOFR; provided, further that, that if a Benchmark Transition Event and the Benchmark Replacement Date with respect thereto have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark (other than for LIBOR Purchased Assets), then “Benchmark” shall mean the applicable Benchmark Replacement to the extent such Benchmark Replacement has replaced such Benchmark pursuant to Article 3(l).
(iii)“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by Buyer on the applicable Benchmark Replacement Date:
(1)the sum of: (a) either of (i) Compounded SOFR or (ii) Daily Simple SOFR, as selected by Buyer in its commercially reasonable discretion to be the then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for the applicable loan market and (b) the applicable Benchmark Replacement Adjustment;
(2)the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or
(3)the sum of: (a) the alternate rate of interest that has been selected by Buyer as the replacement for the then-current Benchmark for the applicable Corresponding Tenor in accordance with any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated secured financings or securitizations relating to the relevant asset class, as applicable at such time and (b) the Benchmark Replacement Adjustment.
If at any time the Benchmark Replacement as determined pursuant to this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

(iv)“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by Buyer as of the Benchmark Replacement Date:
(1)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; or
(2)the spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable at such time.
(v)“Benchmark Replacement Conforming Changes” shall mean, with respect to the use or administration of LIBOR, Term SOFR, the Federal Funds Rate or any Benchmark Replacement, any technical, administrative or operational changes (including but not limited to changes to the definition of “Business Day,” the definition of “Pricing Period,” timing and frequency of determining rates and making payments of price differential, timing of Transaction requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer, in its commercially reasonable judgment, decides that adoption of any portion of such market practice is not administratively feasible or if Buyer, in its commercially reasonably judgment, determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Buyer determines is reasonably necessary in connection with the administration of this Agreement).
(vi)“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark or if the then current Benchmark is Term SOFR, with respect to the Term SOFR Reference Rate:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
(vii)“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
(viii)“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which, for example, may be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Pricing Period or compounded in advance) being established by Buyer in accordance with:
(1)the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:
(2)if, and to the extent that, Buyer determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by Buyer giving due consideration to any industry-accepted market practice for similar U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable at such time.
(ix)“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or a price differential payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
(x)“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by Buyer in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans at such times; provided that, if Buyer decides that any such convention is not administratively feasible, then Buyer may establish another convention in its reasonable discretion.
(xi)“Electronic Signature” shall have the meaning specified in Section 27(f) of this Agreement.
(xii) “Floor” shall mean zero percent (0%) or such other rate with respect to a Transaction as set forth in the related Confirmation.
(xiii)“LIBOR Purchased Asset” shall have the meaning set forth in the definition of “Benchmark”.

(xiv) “Reference Time” shall mean, with respect to any setting of the then-current Benchmark (1) if such Benchmark is LIBOR, 11:00 a.m. (London time) on the date that is two London banking days preceding the date of such setting, (2) if such Benchmark is Term SOFR, the time set forth in the definition of Term SOFR, and (3) if such Benchmark is neither LIBOR nor Term SOFR, then the time determined by Buyer in accordance with the Benchmark Replacement Conforming Changes.
(xv)“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
(xvi)“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
(xvii)“Term SOFR” shall mean, with respect to any advance of a Purchase Price or Future Advance Purchase for any day, the Term SOFR Reference Rate for a tenor comparable to the applicable Pricing Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Pricing Period, as such rate is published by the Term SOFR Administrator for such day at 6:00 a.m. (New York City time); provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the foregoing tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above shall be less than the Floor, then Term SOFR shall be deemed to be the Floor.
(xviii)“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Buyer in its reasonable discretion).
(xix)“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.
(xx)“Term SOFR Determination Day” shall have the meaning set forth in the definition of Term SOFR in this Agreement.

(xxi)“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment with respect thereto.
(xxii) “U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
(c)The definition of “Early Opt-in Election” in Section 2 of the Master Repurchase Agreement is hereby deleted in their entirety.
(d)The definition of “Margin Credit Event” in Section 2 of the Master Repurchase Agreement is hereby amended by replacing “LIBOR Rate” with “the Benchmark”.
(e)Section 3(l) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:
“(l) (i) Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and a Benchmark Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark, then such Benchmark Replacement will replace the then-current Benchmark for all purposes under this Agreement and under any other Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Transaction Document.
(ii) Notwithstanding the foregoing, in the event that Buyer shall have determined (which determination shall be conclusive and binding upon Seller absent manifest error) that by reason of circumstances affecting the relevant market or otherwise, (i) adequate and reasonable means do not exist for ascertaining the applicable Benchmark, but a Benchmark Transition Event (as provided in the definition of Benchmark Transition Event as set forth herein) has not yet occurred or (ii) the Benchmark does not fairly and accurately reflect the costs to Buyer of effecting or maintaining the Transactions, then Buyer shall give written notice to Seller as soon as practicable thereafter. If such notice is given, the Pricing Rate with respect to all outstanding Transactions, until such notice has been withdrawn by Buyer, shall be a per annum rate equal to the sum of (i) the greater of (x) the Federal Funds Rate and (y) the Floor, plus (ii) 0.25%, plus (iii) the Applicable Spread.”
(f)Section 3(m) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:
“(m) (i) In connection with the implementation and administration of a Benchmark Replacement, Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Transaction Document.

(ii) Buyer will promptly notify Seller of (A) any occurrence of (i) a Benchmark Transition Event and (ii) the Benchmark Replacement Date with respect thereto, (B) the implementation of any Benchmark Replacement, and (C) the effectiveness of any Benchmark Replacement Conforming Changes.
Any determination, decision or election that may be made by Buyer pursuant to Section 3(l) or this Section 3(m), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in the sole discretion of Buyer and without consent from Seller or any other party to any other Transaction Document.”
(g)Section 27(f) of the Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:
“(f) This Agreement and any other Transaction Document may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Agreement and any other Transaction Document may be delivered by facsimile transmission, by electronic mail, or by other electronic transmission, in portable document format (.pdf) or otherwise, and each such executed facsimile, .pdf, or other electronic record shall be considered an original executed counterpart for purposes of this Agreement. Each party to this Agreement and any Transaction Document (a) agrees that it will be bound by its own Electronic Signature (as such term is defined immediately below), (b) accepts the Electronic Signature of each other party to this Agreement or such Transaction Document, and (c) agrees that such Electronic Signatures shall be the legal equivalent of manual signatures. The term “Electronic Signature” means (i) the signing party’s manual signature on a signature page, converted by the signing party (or its agent) to facsimile or digital form (such as a .pdf file) and received from the customary email address or customary facsimile number of the signing party (or its counsel or representative), or other mutually agreed-upon authenticated source; or (ii) the signing party’s digital signature executed using a mutually agreed-upon digital signature service provider and digital signature process. The words “execution,” “executed”, “signed,” “signature,” and words of like import in this paragraph shall, for the avoidance of doubt, be deemed to include Electronic Signatures and the use and keeping of records in electronic form, each of which shall have the same legal effect, validity and enforceability as manually executed signatures and the use of paper records and paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, state laws based on the Uniform Electronic Transactions Act, or any other state law.”
(h)Schedule 3 of the Master Repurchase Agreement is hereby deleted in its entirety.

(i)Exhibit I to the Master Repurchase Agreement is hereby amended by replacing “LIBOR + [__]%” with “[LIBOR + [__]%]/ [Term SOFR + [__]%]”.
(j)Exhibit III to the Master Repurchase Agreement is hereby amended by replacing “LIBOR” with “Term SOFR” in representation (49).
2.Conditions Precedent to Amendment. The effectiveness of this Amendment is subject to the following:
(a)This Amendment duly executed and delivered by Seller, Guarantor and Buyer;
(b)Payment by Seller of the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby; and
(c)Buyer shall have received such other documents as Buyer may reasonably request.
3.Representations and Warranties of Seller and Guarantor. On and as of the date hereof, after giving effect to this Amendment:
(a)each of Seller and Guarantor hereby represents and warrants to Buyer that no Default, Event of Default or Margin Deficit exists, and no Default, Event of Default or Margin Deficit will occur as a result of the execution, delivery and performance by such party of this Amendment;
(b)no amendments have been made to the organizational documents of Seller or Pledgor since February 18, 2016 other than the Certificate of Amendments each dated September 3, 2019;
(c)no amendments have been made to the organizational documents of Guarantor since June 28, 2017; and
(d)Seller hereby represents and warrants to Buyer that all representations and warranties of Seller contained in Section 10 of the Master Repurchase Agreement are true, correct, complete and accurate in all respects (except for any such representation or warranty that by its terms refers to a specific date, in which case such representation or warranty was true and correct in all material respects as of such other date); and
(e)Guarantor hereby represents and warrants to Buyer that all representations and warranties of Guarantor contained in the Guaranty are true and correct in all material respects (except for any such representation or warranty that by its terms refers to a specific date, in which case such representation or warranty was true and correct in all material respects as of such other date).
4.Continuing Effect; Reaffirmation of Master Repurchase Agreement and Guaranty.
(a)As amended by this Amendment, all terms, covenants and provisions of the Master Repurchase Agreement and the Guaranty are ratified and confirmed by the respective parties thereto and shall remain in full force and effect. In addition, any and all guaranties and indemnities for the benefit of Buyer, and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.

(b)Seller, Guarantor and Buyer have entered into this Amendment solely to amend the terms of the Master Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller or Guarantor under or in connection with the Master Repurchase Agreement, the Guaranty or any other document executed in connection therewith to which Seller or Guarantor is a party.
(c)It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of Seller and Guarantor under the Master Repurchase Agreement and the other Transaction Documents are preserved, and (ii) the liens and security interests granted under the Master Repurchase Agreement continue in full force and effect.
5.Binding Effect; No Partnership. The provisions of the Master Repurchase Agreement, as amended hereby, shall be binding upon and inure to the benefit of the respective parties thereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto.
6.Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. This Amendment may be delivered by facsimile transmission, by electronic mail, or by other electronic transmission, in portable document format (.pdf) or otherwise, and each such executed facsimile, .pdf, or other electronic record shall be considered an original executed counterpart for purposes of this Amendment. Each party to this Amendment (a) agrees that it will be bound by its own Electronic Signature, (b) accepts the Electronic Signature of each other party to this Amendment, and (c) agrees that such Electronic Signatures shall be the legal equivalent of manual signatures. The words “execution,” “executed”, “signed,” “signature,” and words of like import in this paragraph shall, for the avoidance of doubt, be deemed to include Electronic Signatures and the use and keeping of records in electronic form, each of which shall have the same legal effect, validity and enforceability as manually executed signatures and the use of paper records and paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, state laws based on the Uniform Electronic Transactions Act, or any other state law.
7.Further Agreements. Each of Seller and Guarantor agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.
8.Governing Law; Submission to Jurisdiction, Etc. The provisions of Section 18 of the Master Repurchase Agreement are hereby incorporated herein by reference and shall apply to this Amendment, mutatis mutandis, as if more fully set forth herein.
9.Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.
10.References to Transaction Documents. All references to the Master Repurchase Agreement in

any Transaction Document or in any other document executed or delivered in connection     therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Master Repurchase Agreement, as amended hereby, unless the context expressly requires otherwise.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.
BUYER:
MORGAN STANLEY BANK, N.A., a national banking association
By:     /s/ ANTHONY PREISANO
Name: Anthony Preisano
Title: Authorized Signatory

SELLER:
GP COMMERCIAL MS LLC,
a Delaware limited liability company
By:     /s/ MARCIN URBASZEK
Name: Marcin Urbaszek
Title: Chief Financial Officer

The undersigned hereby acknowledges the execution of this Amendment and agrees that the Guaranty is hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or modified by this Amendment. In addition, the undersigned reaffirms its obligations under the Guaranty and agrees that its obligations under the Guaranty shall remain in full force and effect.

GUARANTOR:
GRANITE POINT MORTGAGE TRUST INC., a Maryland corporation
By:     /s/ MARCIN URBASZEK
Name: Marcin Urbaszek
Title: Chief Financial Officer